LEASE AGREEMENT

Between

COFE CIX AVENTURA, LLC,
LANDLORD

and

IMMERSION CORPORATION
TENANT

Aventura View Office Building
Suite 610
2999 N. E. 191st Street
Aventura, Florida

INDEX TO LEASE

LEASE AGREEMENT

THIS LEASE AGREEMENT (sometimes herein referred to as "Lease") is dated solely for reference purposes as of _______________, 2022, between COFE CIX Aventura, LLC, a Delaware limited liability company ("Landlord"), and the tenant set forth below.

Basic Lease Information ("BLI")

A. Name of Tenant:.. Immersion Corporation a Delaware Corporation

B. Premises: .... Suite #610, located on the 6th floor as depicted in Exhibit A

C. Rentable Square Feet in Premises: 1,390

D. Rentable Square Feet in Building.. 106,783

E. Project Name and Description: The development currently known commonly as Aventura View, consisting of the Land and all improvements built on the Land, including without limitation the building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.

F. Tenant's Proportionate Share:.. 1.30%

G. Security Deposit: $9,894.48

H. Tenant's Real Estate Broker: .... N/A

I. Allowance:.. N/A

J. Prepaid Rent: .... Upon Lease execution, Tenant shall pay Landlord the first month's Base Rent of $3,359.17 plus one month of Tenant's Proportionate Share of "Estimated Operating Expenses", as defined in Section 29 below of $1,588.08, and sales tax, which sum shall be applied to the first month's total Rent obligation due hereunder, which amount is $5,268.81.

K. Commencement Date:.. See Section 1

L. Rent Commencement Date: .... Commencement Date

M. Expiration Date:......The last day of the Twenty Fifth (25th) full calendar month from the Commencement Date.

N. Parking Spaces.. See Section 41

O. The term **"business hours"** means 7:00 a.m. to 6:00 p.m. on Monday through Friday, except holidays (as that term is defined below), and 9:00 a.m. to 1:00 p.m., on Saturdays, except holidays. The term **"holidays"** means New Year's Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Tenant shall have access to the Premises 24 hours per day, 7 days per week.

P. The term **"Lease Year"** as used herein means a period of 12 consecutive calendar months beginning on the Commencement Date or an anniversary thereof and ending on (and including) the day immediately preceding the following anniversary thereof during the Term, except that (a) if the Commencement Date is not the first day of a calendar month, then the first Lease Year will begin on the Commencement Date and end on (and include) the following anniversary of the last day of the calendar month in which the Commencement Date occurs, and each subsequent Lease Year will mean a period of 12 consecutive calendar months beginning on an anniversary of the first day of the calendar month immediately following the calendar month in which the Commencement Date occurs and ending on (and including) the day immediately preceding the following anniversary thereof during the Term, and (b) the last Lease Year will end on the Expiration Date.

1. PREMISES

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord subject to the terms and conditions hereof the Premises described in the BLI, in the building commonly known as Aventura View Office Building located at 2999 N.E. 191st Street, Aventura, Miami-Dade County, Florida (the "**Building**") for a term (the "**Term**") to commence (the "**Commencement Date**") on the earlier of the following dates: (i) March 1, 2022; and (ii) the date on which Tenant occupies the Premises and begins conducting its business therefrom, and expiring on the Expiration Date, unless sooner terminated as hereinafter provided. Landlord and Tenant agree, upon demand by the other, to execute and deliver a Commencement Date Agreement in the form of Exhibit B attached. If Landlord makes such demand upon Tenant but Tenant fails to respond within 15 days, then Tenant will be deemed to have agreed with Landlord as to the information set forth in the Commencement Date Agreement so delivered by Landlord to Tenant.

Tenant agrees to pay to Landlord any sales or use tax or excise tax now or hereafter imposed or levied against any Rent or any other charge or payment hereafter required hereunder to be made by Tenant now or hereafter imposed or levied by any governmental agency having jurisdiction thereover simultaneously with the payment of any such Rent or other charge or payment hereinafter required to be made by Tenant.

The land on which the Building is located is hereinafter referred to as the "**Land**". For purposes hereof, the Building and Land are referred to herein as the "**Property.**"

Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein; except as set forth in Exhibit A. The Premises and the Building are stipulated for all purposes to contain the number of rentable square feet, respectively, as set forth in the BLI, and the same will be conclusive and binding on Landlord and Tenant, except that Tenant's Proportionate Share and the rentable area of the Project may reasonably be adjusted by Landlord in the future for changes in the physical size or area of the Project or common areas, or due to conversion of common area to rentable area, or rentable area to common area. Except as otherwise set forth above, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision.

SURRENDER OF LEASED PREMISES AND REMOVAL OF FIXTURES: Upon termination of this Lease for any reason, all improvements, additions, or fixtures (other than those fixtures which may be easily removed from the leased premises without damage to the walls, floor or ceiling) that may be made or installed on the leased premises by either party (including floor coverings cemented or otherwise, affixed to the floor) shall remain the property of the Landlord: provided, however, the Landlord, at Landlord's sole option, may require the Tenant to remove any of such improvements, additions, fixtures, flooring, or wall coverings and to restore the leased premises to clean walls and bare concrete slab or to pay the cost of restoring the leased premises to such condition of bare concrete slab floor and bare walls. Failure of the Tenant to so remove the property at Tenant's expense shall obligate the Tenant to indemnify the Landlord for any and all expenses incurred in removing said property. Landlord shall not be liable for trespass, conversion, or negligence by reason of its acts or acts of anyone claiming under it or by reason of the negligence of any person with respect to the acquisition and or disposition of such property, and the Landlord shall not be liable for the sale, or the giving away of such property, or for throwing away said property, or having said property hauled to a dump, or any other action deemed appropriate by the Landlord. Please Refer to "Exhibit C"

2. RENT, BASE RENT

Tenant will pay to Landlord during the Term without any setoff or deduction whatsoever, (i) the Base Rent, (ii) Tenant's Proportionate Share of Operating Expenses as defined in Section 29 below, and (iii) Additional Rent as defined below; those three components, i.e., Base Rent, Tenant's Proportionate Share of Operating Expenses, and Additional Rent together may be referred to herein

as "**Rent**".

A. Base Rent. The Tenant shall pay to the Landlord "**Base Rent**" for the Term in monthly installments pursuant to the following schedule:

Months	**Annual Base Rent Per Square Foot**	**Total Base Rent for the Applicable Period**	**Monthly Base Rent**
1-12	$29.00	$40,310.04	$3,359.17
13-24	$29.87	$41,519.28	$3,459.94
25	$30.77	$3,564.19	$3,564.19

The annual Base Rent then in effect for each calendar year or portion thereof plus sales tax will be due and payable in monthly installments on the first day of each calendar month during the Term, except that the first full month's Base Rent (along with the first month's installment of Tenant's Proportionate Share of Estimated Operating Expenses) is due contemporaneously with Tenant's execution and delivery of this Lease pursuant to BLI clause J. Tenant agrees to pay all such sums in advance, and without demand. Tenant will pay all rent due to Landlord at Landlord's address in accordance with Section 23. Tenant will pay all sales taxes, governmental surcharges and the like levied or assessed against all rent payments due under this Lease simultaneously with each rent payment required.

Notwithstanding, Base Rent and Tenant's Proportionate Share of Operating Expenses for the first month of the Lease Term, shall be abated ("**Abatement of Rent**"), unless an Event of Default occurs by Tenant under this Lease, whereupon the Abatement of Rent shall immediately become void and Tenant shall promptly pay Landlord the full amount of Base Rent due for that month.

B. Operating Expenses. As set forth in detail in Section 29, below, Tenant shall, during the Term, pay in addition to Base Rent hereunder an amount equal to Tenant's Proportionate Share of Operating Expenses for each calendar year, plus applicable sales tax, all pursuant to said Section 29.

C. Additional Rent. In addition, the Additional Rent shall include any other sums due under this Lease; furthermore, Tenant shall pay sales taxes on said Additional Rent.

D. Payment. Tenant will pay all Rent due to Landlord at Landlord's address in accordance with Section 23. Tenant will pay all sales taxes, governmental surcharges and the like levied or assessed against all Rent payments due under this Lease simultaneously with each Rent payment required.

3. USE

The Premises will be used only for general business office purposes and purposes incidental to that use, and for no other purpose; provided, however, that without in any way expanding upon the foregoing use permitted, Tenant expressly agrees that Tenant shall neither use the Premises nor permit the Premises to be used for any of the uses or purposes set forth in Exhibit F.

The Tenant has exclusive possession and control of and responsibility for the Premises. Tenant will use the Premises in a careful, safe, and proper manner in accordance with all applicable codes and laws. Tenant shall not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable codes or laws.

In the event the Tenant uses the Premises for purposes not expressly permitted herein, the Landlord may upon reasonable notice to the Tenant of not less than ten (10) days, terminate the Lease, or without notice to Tenant, restrain said improper use by injunction.

Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which is not within the permitted use of the Premises which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises

which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes: nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. If Tenant's permitted use of the Premises includes any use other than general office use, and in the event such other permitted use increases the existing rate or affects any fire or other insurance, then and in that event Tenant agrees to pay said increase.

By occupying the Premises as a Tenant, or by installing fixtures, facilities, or equipment, or by performing finishing work, Tenant shall be deemed to have accepted the same and to have acknowledged that the Premises are conclusively in the condition required by the Lease. This Lease does not grant Tenant any right of air, light, or view over and about the Premises or the Building.

Tenant will not install or maintain any heavy equipment, furniture or other objects, such as safes or vaults, rolling file storage system, of any kind including, safes or vaults, or other machinery, except light office machinery normally used in a business office environment, without first obtaining the consent in writing of the Landlord.

4. TENANT TO TAKE GOOD CARE OF PREMISES

Tenant shall, at Tenant's expense, keep the Premises in a clean, safe and sanitary condition, and will keep the Premises in good repair and tenantable condition during the Lease term and will maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Notwithstanding the foregoing, the Landlord shall furnish office cleaning and trash removal from the Premises Monday through Friday excluding legal holidays

Tenant will immediately advise Landlord of any damage to the Premises regardless of who caused the damage. Tenant shall promptly repair at its sole cost and expense any damage caused by the Tenant, its employees or invitees, all damage caused by any act or omission on the part of the Tenant, or that of its agents, servants, employees or visitors, so that the Premises are in at least as good condition as existed immediately before the date the damage was incurred. Provided, however, that at solely the Landlord's option, and/or in the event that the Tenant fails to comply with the foregoing provisions, the Landlord shall have the option to enter the Premises at any time and make all necessary repairs to return the Premises to its condition immediately before the date of the damage at Tenant's cost and expense, which Tenant's cost and expense shall equal 115% of the Landlord's cost and expense. The same shall be considered as Additional Rent and added to and be payable with the next monthly installment of Rent.

5. COMPLIANCE WITH LAWS & DIRECTIVES OF AUTHORITIES

A. Compliance with all laws, generally Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county, and municipal governments and any of their departments and agencies with jurisdiction for the Premises, and for the correction, prevention and abatement of nuisances or other grievances in, upon or connected with said Premises during the term of this Lease; and shall promptly comply with and execute any rules, orders and regulations of any applicable board of fire insurance underwriters or fire prevention bureau, for the prevention of fires, all at Tenant's own cost and expense. If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord which Landlord may have, but which Landlord is not required to have, shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on part of Tenant.

B. Requirements Imposed By The Americans With Disabilities Act, The Florida Americans With Disabilities Accessibility Implementation Act, and Similar Laws (collectively referred to as "Disability Laws"). Tenant shall be solely responsible for compliance with all requirements imposed by Disability Laws with regard to the Premises. Furthermore, in addition to any other provisions of this Lease, Landlord, in its sole discretion may, but shall not be obligated, to take steps in order to enhance the level of compliance in the demised Premises and, within fifteen (15) days of notice, the Tenant shall

pay Landlord's costs, plus 15% for such steps. If the Landlord determines that the Premises is not in compliance with any Disability Laws, and should the Tenant fail to bring the Premises into compliance within thirty (30) days of the Landlord's notice or demand to do so, such failure shall constitute a default under the terms of this Lease.

6. ALTERATIONS AND IMPROVEMENTS

A. Any alterations, additions or improvements made by or on behalf of Tenant to the Premises ("**Tenant Alterations**") will be subject to Landlord's prior written consent, which consent will not be unreasonably withheld or delayed. Tenant shall not cut, drill into, disfigure, deface, or injure any part of the Premises. Landlord will not be deemed to have unreasonably withheld its consent to any Tenant Alterations if its consent is withheld because such Tenant Alterations: (i) are not consistent with the first-class nature or the architectural character of the Building; (ii) could adversely affect the structure of the Building, the HVAC system or electrical, mechanical, plumbing or other lines or systems in the Building or the Building circuitry; (iii) could increase Landlord's costs of operating and maintaining the Building; (iv) would, in Landlord's judgment, violate the terms of any applicable zoning or building laws or ordinances; (v) would disturb other tenants of the Building, for example, by requiring entry into the Premises of other tenants; or (vi) include the use of wall covering that is impermeable to humidity or vapor; the foregoing being merely examples of reasons for which Landlord may reasonably withhold its consent and will not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples. Tenant will cause, at its expense, any Tenant Alterations to comply with applicable insurance requirements and with all applicable laws, codes and governmental regulations, and will construct at its expense any alteration or modification required by applicable laws, codes or governmental regulations as a result of any Tenant Alterations. All Tenant Alterations must be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials may be used. No Tenant Alterations may include the use of a wall covering that is impermeable to humidity or vapor. All plans and specifications for any Tenant Alterations, and a copy of all required permits, must be submitted to Landlord for its approval before the work begins. Landlord may monitor construction of the Tenant Alterations. Tenant will pay Landlord's standard charges for review of Tenant's plans, permits, lien waivers, certificates and the like and for monitoring construction. Landlord's right to review plans and specifications and to monitor construction will be solely for its own benefit, and Landlord will have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations or that such plans and specifications are adequate for Tenant's use or purposes. Tenant will provide Landlord with the identities and mailing address of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of nonresponsibility pursuant to applicable law. Tenant will furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and will provide certificates of insurance for worker's compensation, builder's risk, and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury and property damage during construction. In connection with any Tenant Alterations, Tenant's contractor must: (a) not unreasonably interfere with other tenants or Property operations; (b) comply with the Building's then-current Tenant Contractor Rules and Regulations; (c) deliver to Landlord detailed "as built" plans within 60 days after the alterations or improvements are complete, if requested by Landlord; and (d) perform its work in such a fashion and by such means as necessary to maintain peace and harmony among the other contractors serving the Property and the other tenants and so as not to cause interference with the continuance of work to be performed or services to be rendered to the Property or the other tenants.

Landlord will have the right to approve Tenant's contractor and all subcontractors to be used by Tenant's contractor, which approval will not be unreasonably withheld. Landlord may require the employment of union contractors and subcontractors who shall not cause labor disharmony. Upon completion of any Tenant Alterations, Tenant will deliver to Landlord sworn statements setting forth the names of all contractors, subcontractors and material suppliers who did work on or supplied materials for the Tenant Alterations, and final lien waivers from all such contractors, subcontractors and material suppliers. Tenant will have no right to make any repairs, alterations or improvements to, within or on any of the Common Areas without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Landlord reserves the right to require that Tenant terminate its contract with Tenant's contractor if such contractor is engaged in a labor dispute which disrupts the contractor's work or operation of the Property. Landlord will also have the right to order any contractor of Tenant who violates any of Landlord's requirements

or standards of work to cease work and to remove itself, its equipment and its employees from the Property.

B. Any and all alterations or improvements to the Premises will become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all Tenant Alterations and all other leasehold improvements (if any) performed by Tenant or by Landlord at Tenant's direction, and restore the Premises to Building Standard. If Landlord so requires and Tenant fails to remove such improvements and alterations, Landlord may remove such improvements at Tenant's cost, and Tenant will pay Landlord on demand the cost of restoring the Premises to Building Standard plus an administrative charge of 10% thereof. However, at the time that Tenant requests Landlord's consent to specific alterations, Tenant may also request that Landlord notify Tenant whether Landlord will, upon expiration or termination of the Lease Term, require Tenant to remove the subject improvements. If Tenant so requests and if Landlord consents to the alterations, then Landlord will also notify Tenant whether Landlord will require removal of any such alterations or improvements at the expiration or termination of the Lease Term. At the expiration or termination of the Lease Term, Tenant will not be required to remove any such alterations or improvements if and to the extent that Landlord previously notified Tenant that removal of such alterations or improvements would not be required. Except as otherwise provided in this Section 6, Landlord will not require Tenant to remove standard and customary office improvements that might reasonably be used by a subsequent tenant, but in any event Landlord may require removal of safes, showers, washrooms, internal stairways, high density shelving, kitchens, raised computer floors and certain fire suppression systems, lowered ceilings, and any leasehold improvements that are unusual, extraordinary or relatively expensive to remove, in Landlord's reasonable judgment. For purposes of this paragraph, if Tenant is required to remove any improvements or alterations, Tenant is also required to restore the affected areas to an architectural and aesthetic whole. Any and all communications or computer or other electronic service wires, cables and related devices (collectively the "**Lines**") installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, or other facilities for electronic services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Term, by Tenant at its sole cost; if Tenant fails to do so, Landlord may in its sole and absolute discretion (but without obligation) elect to perform the same at Tenant's sole cost, with the cost thereof to be paid as Additional Rent. The provisions of this Section 6.B will survive expiration or termination of this Lease.

7. INSPECTION, EXAMINATION AND ENTRY

Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable hours upon reasonable notice to examine the same, and workmen may enter at any time in the event of emergency and otherwise at reasonable times when authorized by Landlord or Landlord's agents to make such repairs, alterations or improvements in the Building as Landlord may in its sole discretion deem necessary or desirable. Notwithstanding the forgoing, the Landlord's changes and modifications will not prevent access to the Premises by the Tenant or its invitees. If during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property, Landlord may immediately enter the Premises and prepare them for any future tenant. Furthermore, the Landlord may allow such future tenant to occupy the Premises. These acts shall have no effect upon Tenant's obligations under this Lease and Tenant shall be entitled to no abatement or diminution of Rent as a result thereof, except that in the event such future Tenant makes any payment for the period up until the expiration of this Lease, Tenant shall be entitled to an abatement of Rent for such period. If Tenant shall not be personally present to open and permit entry into the Premises, when entry thereto shall be necessary hereunder, Landlord may forcibly enter same without rendering Landlord liable to any claim for damages and without affecting the obligation and covenants of this Lease. Employees of Landlord and Landlord's agents shall be permitted to enter the Premises by passkey at all reasonable times. During the last six months of the term of this Lease Agreement, if Tenant has not executed a renewal of this Lease Agreement, Landlord shall be permitted to enter the Premises during reasonable hours and with reasonable notice for the purpose of showing the Premises to prospective tenants.

8. NO LIABILITY

Landlord is leasing the Premises to Tenant "as is," without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability). If so indicated in the Work Letter, Landlord will cause improvements to the Premises to be completed in accordance with the plans, specifications, and agreements and on

the terms, conditions and provisions as provided in the Work Letter. Taking possession of the Premises by Tenant will be conclusive evidence as against Tenant that the Premises were in good and satisfactory condition when possession was so taken, except as otherwise expressly provided in the Work Letter. No representations, except those contained herein, have been made on the part of Landlord with respect to this undertaking, whether relating to the repair, condition or otherwise of the Premises or the Building. Tenant will make no claim on account of any representation whatsoever, whether made by any renting agent, broker, offices or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Premises, or otherwise, unless the same is specifically set forth in this Lease. Tenant will give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment. Nor shall Landlord be liable for any loss or damage that Tenant may sustain by reason of the closing or darkening of any of the windows in the Premises, through the erection of or any addition to a new building or otherwise, and the same shall not constitute a constructive eviction. All goods or property or personal effects stored or placed by the Tenant in or about the Building shall be at the sole risk of the Tenant.

9. DAMAGE BY FIRE OR OTHER CASUALTY

A. If the Premises or any part thereof are damaged by fire or other casualty, Tenant will give prompt written notice thereof to Landlord. This Lease will automatically terminate if the Building is totally destroyed by fire or other casualty.

B. If the Building is not totally destroyed but is damaged such that substantial alteration or reconstruction of the Building is, in Landlord's sole opinion, required (whether or not the Premises are damaged by such casualty) or if any mortgagee of the Building requires that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within 90 days after the date of such damage. In addition, if a substantial portion of the Building is destroyed such that the Premises become untenantable, then Landlord will select a registered architect licensed to do business in Florida to estimate the time for completion. If such architect should certify that such work to the Premises cannot be accomplished by using standard working methods and procedures so as to make the Premises tenantable within 180 days from the date the rehabilitation is started or within 3 months from such date if the Term has fewer than 12 months remaining, either party will have the right to terminate this Lease by giving to the other notice of such election within 10 days after Tenant's receipt of the architect's certificate.

C. If this Lease is not terminated as provided above, then Landlord will endeavor to make applicable insurance proceeds available with respect to the Building and will commence and proceed with reasonable diligence to restore the Building and the Premises. However, Landlord will not be obligated to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty (plus deductibles). Tenant will be responsible for replacing and restoring Tenant's fixtures and personal property.

D. Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of Section 9.E, if any such casualty renders the Premises or a material portion thereof untenantable such that Tenant cannot and does not occupy the Premises or such portion for the conduct of its business, and if such period of untenantability continues for 5 consecutive business days, then beginning on the 6th business day of such untenantability and until the Premises or such portion are substantially restored or made tenantable, Landlord will allow Tenant a fair diminution of rent in the proportion of the area of the Premises rendered untenantable.

E. If the Premises or any portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant's agents, employees, or invitees, the Rent hereunder will not be diminished, offset, or abated during the repair of such damage and Tenant will be liable to Landlord for the cost of the repair and restoration of the Building caused thereby, as well as any other cost and expense thereby incurred by Landlord, to the extent such cost and expense is not covered by Landlord's insurance proceeds.

10. CONDEMNATION

If the entire Premises shall be taken by any public authority under the power of eminent

domain, then the term of this Lease (or of any option period exercised hereunder) shall cease as of the date possession shall be taken by such public authority and the Rent shall be paid up to that day with a proportionate refund by Landlord of any prepaid Rent. If any part of the Premises material to the operations of Tenant shall be taken under eminent domain, either party to this Lease shall have the right to terminate the Lease and declare the same null and void by notice in writing delivered to the other party within ten (10) days after such taking. If neither party elects to terminate this Lease, Tenant shall continue in possession of the remainder of the Premises and all of the terms of this Lease shall continue in full force and effect, except that the Rent shall be reduced in proportion to the extent of the Premises taken. All damages awarded for any taking under the power of eminent domain, whether for the whole or a part of the Premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of business, or depreciation to, damage to, or costs or removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant.

11. LANDLORD'S SERVICES

A. Landlord's Repair and Maintenance. Landlord will maintain, repair and restore the common areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition. Landlord shall also provide standard office building lighting for the Common Areas. Except as expressly provided herein Landlord is not otherwise responsible for any maintenance to Tenant's Premises and Tenant is solely responsible for all utilities and the maintenance of Tenant's Premises.

B. Electricity. Electricity will be distributed to the Premises either by the electric utility company serving the Building or, at Landlord's option, by Landlord; and Landlord will permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant will obtain all of its electricity for the Premises from Landlord, and the charges for such electricity will be allocated amongst the tenants served by the applicable meter or submeter. Tenant's use of electrical services furnished by Landlord must not exceed, either in voltage, rated capacity, or overall load or usage, that which Landlord deems to be Building standard. If Tenant requests that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to usage or may consent upon such conditions as Landlord elects and Tenant will pay all costs and expenses thereby incurred, including but not limited to the cost of electricity. Except as set forth above in this Section, Landlord will not furnish electricity to the Premises or otherwise to Tenant, but electricity is to be furnished by an approved energy provider serving the area. Landlord will permit Tenant to receive such service direct from such supplier at Tenant's cost and will permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Except as otherwise expressly set forth above in this Section 11, Tenant shall pay for electric current furnished to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. In the event Premises shares an electric meter with one or more other premises, Landlord shall pay the cost of electric and allocate the cost proportionately between or among the tenants based on the ratio of square footage of each premises to the total square footage of the combined premises. Tenant covenants and agrees that at all times its use of electric current will never exceed the capacity of the feeders to the Building or the risers or wiring installed therein.

C. HVAC. Landlord will be responsible for the repair and maintenance of the heating (if any), ventilation, and air condition system serving the Premises, and Tenant will reimburse Landlord within 15 days after written request from time to time for all costs incurred by Landlord in connection therewith; provided, however, that in the event that such system or a major component thereof needs replacing, then and to such extent the cost of such replacement will be borne by Landlord. Such system or systems will be operated by Tenant. Alternatively, if Landlord so elects, in Landlord's sole and absolute discretion, Tenant will maintain such HVAC system as follows:

> Tenant, at Tenant's sole cost, will (i) on or before the Commencement Date, enter into a maintenance contract (the "**HVAC Maintenance Contract**"), with a party and upon terms reasonably acceptable to Landlord, for the servicing and maintenance of the HVAC system serving the Premises, (ii) keep such HVAC Maintenance Contract (or another HVAC Maintenance Contract in compliance with such requirements) in effect

throughout the term of this Lease, (iii) deliver to Landlord from time to time copies of all inspection and repair reports prepared in connection with work performed under the HVAC Maintenance Contract, and (iv) provide to Landlord prior to the termination or stated expiration of such HVAC Maintenance Contract reasonable evidence of the renewal or extension thereof or reasonable evidence (including an executed copy thereof) of a new HVAC Maintenance Contract having been entered into.

D. Landlord's Other Services.

a. Landlord will furnish the Premises with the following services in a manner, subject to the other terms of this Lease: (1) heat and air conditioning reasonably required for the comfortable occupation of the Premises; provided, however, that the cost of electricity therefor will be governed by Section 11(b); (2) access and elevator service; (3) lighting replacement during business hours (for building standard lights, but not for any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (4) restroom supplies; (5) window washing with reasonable frequency, as determined by Landlord; and (6) light cleaning service on weekdays including waste paper trash removal from the Premises but excluding batteries and items requiring specialized waste disposal, and except that shampooing and replacement of carpet as required by Tenant shall be at Tenant's own expense (7) common area lighting, which may be reduced outside of business hours to a level of lighting comparable to that provided by emergency lights.

b. Tenant will have the right to purchase for use during business hours and non-business hours the services described in clause (a) in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of monthly Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services. Such regular charges for HVAC outside of business hours as of the date of this Lease (which are subject to change without notice) are $35 per hour.

E. Interruption. If any utility or other service described in this Section 11 is interrupted, Tenant will promptly notify Landlord in writing. If (a) any utility or other service described in this Section 11 is discontinued or interrupted and (b) such discontinuance or interruption is within Landlord's reasonable control, and (c) such discontinuance or interruption continues for at least **10** consecutive business days and renders all or a material portion of the Premises untenantable for such period such that Tenant cannot and does not operate its business from the Premises or such portion for such period, then as Tenant's sole and exclusive remedy for such discontinuance or interruption, Landlord will equitably abate Tenant's obligation to pay Base Rent and Tenant's Proportionate Share of Operating Expenses beginning on the **11th** business day after the later of (i) the first day of such interruption and (ii) the date of Landlord's receipt of Tenant's notice thereof, and ending on the date on which such service is substantially restored. Except as otherwise set forth above, Landlord shall not be liable for any loss or damage to Tenant or Tenant's employees or their respective property or business, and Tenant shall not be entitled to any abatement or reduction of Rent, as a result of Landlord's failure to provide access, utilities or services that Landlord is required to provide hereunder. Landlord will not be in default under this lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the building or project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent

access to the building or project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business or for any discontinuance permitted under this Article 11, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this lease.

F. Tenant's Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the building's air conditioning system, Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent.

G. Owner's Right to Perform Building Renovation.

i. Tenant understands and agrees that Landlord may, at any time, or from time to time during the term of this Lease, perform substantial renovation work in or to the Building or the mechanical systems serving the Building (which work may including, but not need to be limited to, repair or replacement of the Building's exterior facade, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing systems, common hallways or lobby), any of which work may require access to the same from within the Premises. Landlord agrees to give Tenant reasonable oral or written notice of its need for access and that access may be had a reasonable times during business hours. Landlord need give no notice prior to entry into the Premises during non-working hours, i.e., the hours outside of business hours (as such term is defined above), or at any time to respond to emergencies and/or situation that threatens property damage or personal injury,

ii. Tenant agrees that: (1). Owner shall have access to the Premises at all reasonable times, upon reasonable notice, for the purpose of performing such work; and (2). Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration, or other disturbance to the Tenant's business at the Premises, (provided the Tenant is not denied access to said Premises), which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid renovations at the building.

iii. Alteration of Locks and Access Systems. Additionally, with or without notice, and to the extent permitted by Law, Landlord may replace, repair and/or modify locks or other security devices at the Premises.

iv. Landlord shall use reasonable efforts (but shall not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant's business during any such entry upon the Premises by Landlord.

v. Landlord reserves the right at any time, and from time to time, without incurring any liability to the Tenant, and without constituting an eviction to change the appearance, size, composition, number, arrangement or location of the public entrance ways, doors, doorways, elevators, stairs, landings, and other public parts of the building as Landlord, in its sole discretion, deems necessary or desirable Notwithstanding the foregoing, the Landlord's changes and modifications will not prevent it access to the Premises by the Tenant or its invitees.

12. LANDLORD'S LIEN

In addition to any statutory landlord's lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all of Tenant's property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the **"Collateral"**), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such

personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 12 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "**UCC**"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant's expense at the state and county Uniform Commercial Code filing offices.

13. DEFAULT AND REMEDIES

A. Event of Default. Each of the following occurrences shall be an "**Event of Default**": (a) Tenant's failure to pay Rent within 3 days after Landlord has delivered written notice to Tenant that the same is delinquent; for purposes of this Lease, any statutory notice given by Landlord to Tenant in accordance with applicable law, including, without limitation, any statutory 3-day notice, will suffice for the notice referred to above in this clause (a); (b) Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises; (c) Tenant fails to provide any estoppel certificate pursuant to Section 19, documentation regarding the subordination of this Lease after Landlord's written request therefor pursuant to Sections 17 or any other section berein, and such failure shall continue for five days after Landlord's second written notice thereof to Tenant; (d) Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 21; (e) Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's or construction lien filed against the Premises or the Property for any work performed, materials furnished, or obligation incurred by or at the request of Tenant or any assignees claiming by, through, or under Tenant, or any subtenants claiming by, through, or under Tenant, or any of their respective agents, contractors, employees, licensees, guests and invitees (individually a "**Tenant Party**" and collectively the "**Tenant Parties**"); (f) the occurrence of a sublease, assignment, or other transfer in violation of Section 14; (g) Tenant or any agent of Tenant falsified any report or misrepresents other information required to be furnished to Landlord pursuant to this Lease; (h) Tenant fails to cure immediately upon written notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates; (i) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default; for the purposes of this Subsection, the occurrence of similar defaults two (2) times during any twelve (12) month period shall constitute a repeated default; (j) the failure of Tenant to comply with any other provision of this Lease or any other agreement between Landlord and Tenant within 15 days after notice if such failure consists of something other than a failure to pay money (unless the default involves a hazardous condition, which must be cured forthwith), but if such failure cannot be cured within such 15-day period and does not involve a hazardous condition, and if Tenant commences to cure the same within such 15-day period and continues to use diligent efforts to cure such failure, then such 15-day grace period will be extended for an additional 30 days, such that the maximum grace period is 45 days; for purposes of this Lease, any statutory notice given by Landlord to Tenant in accordance with applicable law will suffice for the notice referred to above in this Subsection; the provisions of Section 42.D (Force Majeure) will not apply to the provisions of this Subsection; and (k) the filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this subsection any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof; or Tenant gives evidence of the inability of Tenant or any Guarantor to pay its debts as they come due. Such evidence shall include, but shall not be limited to either of the following: (a) an admission in writing by Tenant or any Guarantor of its inability to pay its debts when due; or (b) If one or more judgments are docketed against Tenant or any Guarantor and not paid, bonded, or otherwise discharged within thirty (30) days.

B. Remedies.

i. Lease Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

a. Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, without being liable for any claim for damages therefor, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at the Default Rate from the respective dates of Landlord's incurring such costs, which sums and costs together with interest at the Default Rate shall be deemed Additional Rent;

b. To enter and repossess the Premises by action at law or by any other lawful means, without being liable for prosecution or damages. Landlord may, at Landlord's option, make improvements, alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account; Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

c. To declare immediately due and payable an amount equal to all Rent accrued hereunder through the date of termination, and (b) all amounts due under Section 13.C;

d. To declare immediately due and payable an amount equal to (1) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by *The Wall Street Journal* in its listing of "Money Rates" minus one percent (i.e., 100 basis points) (the "**Discount Rate**"), minus (2) the then present fair rental value of the Premises for such period, similarly discounted;

e. To declare immediately due and payable an amount equal to all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished, after the end of the Term, by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises; and

f. To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken;

ii. Re-Let; Reentry. Landlord shall use reasonable efforts to relet the Premises as further described in Section 13.F below. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect Rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term; unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this sentence;

iii. Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under

this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

iv. Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor.

C. Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses at all tribunal levels) in (1) obtaining possession of the Premises, (2) removing, storing and/or disposing of Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, (6) securing this Lease, including all commissions, allowances, abated Rent and reasonable attorneys' fees (at all tribunal levels), and (7) enforcing this Lease, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

D. Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees at all tribunal levels) arising from Tenant's failure to perform its obligations under this Lease.

E. Mitigation. The parties agree any duty imposed by Law on Landlord to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord uses reasonable efforts to lease the Premises to another tenant (a "**Substitute Tenant**") in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant for the Premises until 60 days following the date upon which Landlord obtains full and complete possession of the Premises, including the relinquishment by Tenant of any claim to possession of the Premises by written notice from Tenant to Landlord; (2) Landlord shall not be obligated to lease or show the Premises on a priority basis or offer the Premises to any prospective tenant when other space in the Property is or soon will be available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for less than the current fair market value of the Premises, as determined by Landlord in its sole discretion, nor will Landlord be obligated to enter into a new lease for the Premises under other terms and conditions that are unacceptable to Landlord under Landlord's then-current leasing policies; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant: (a) whose use would violate any restriction, covenant or requirement contained in the lease of another tenant in the Property; (b) whose use would adversely affect the reputation of the Property; (c) whose use would require any addition to or modification of the Premises or Property in order to comply with applicable Law, including building codes; (d) whose Tangible Net Worth is less than Tenant's Tangible Net Worth as of the date of this Lease and who does not have, in Landlord's sole opinion, the creditworthiness to be an acceptable tenant; (e) that is a governmental entity; or (f) that does not meet Landlord's reasonable standards for tenants of the Property or is otherwise incompatible with the character of the occupancy of the Property, as reasonably determined by Landlord; and (5) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: (a) Tenant pays any such amount to Landlord prior to Landlord's execution of a lease with such Substitute Tenant (which payment shall not relieve Tenant of any amount it owes Landlord as a result of Tenant's default under this Lease); or (b) Landlord, in Landlord's sole discretion, determines any such expenditure is financially prudent in connection with entering into a lease with the Substitute Tenant. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder.

14. ASSIGNMENT OR SUB-LETTING OF TENANT'S INTEREST

A. Tenant will not assign this Lease, or any interest therein, and will not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without first requesting the consent of Landlord, in writing, not more than 180 but not less than 30 days before the effective date of such transfer, and obtaining such consent in writing. Any request by Tenant for Landlord's consent to a sublease or assignment must be accompanied by a copy of the proposed sublease or assignment agreement and reasonably detailed information and documentation, including current financial statements, regarding the proposed sublessee or assignee. If Landlord does not exercise its recapture right set forth in Section 14.B, then Landlord agrees not to unreasonably withhold consent to any such assignment of this Lease or subletting of the Premises, provided the proposed assignee or sublessee is not a tenant in the Building, or the subtenant or assignee of any such tenant; the proposed assignee or sublessee is not a person or entity with whom Landlord or its agent is then negotiating or to or from whom Landlord or its agent has given or received any written proposal within the past 6 months regarding a lease of space in the Building; and Tenant may not sublease less than all of the Premises. The following factors are among those which the Landlord may properly consider in determining whether to give its consent:

(a) financial responsibility of the proposed subtenant;
(b) the 'identity' or business character of the subtenant, i.e., suitability for a particular building;
(c) the need for alteration of the Premises;
(d) the legality of the proposed use; and
(e) the nature of occupancy, i.e., office, clinic, etc.

A consent to one assignment or subletting will not be deemed to be a consent to any subsequent assignment or subletting

No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. Tenant may not mortgage, pledge or hypothecate its leasehold interest, and any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this Section 14 will be void. Tenant agrees that if Landlord withholds its consent to any assignment, subletting, or occupancy contrary to the provisions of this Section, Tenant's sole remedy will be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages for any such withholding by Landlord of its consent.

For purposes of this Section 14, any transfer of the ownership interests controlling Tenant will be deemed an assignment of this Lease unless such ownership interests are publicly traded. However, on the condition that Tenant is not in default of any term, covenant or condition of this Lease, Tenant will have the right, with advance written notice to but without the consent of Landlord, to sublease the Premises, or a portion thereof, or assign this Lease (each, a "**Permitted Affiliated Transfer**"), to the following (each, a "**Permitted Affiliated Transferee**"):

(1) any corporation or entity which controls, is controlled by or is under common control with Tenant, on the condition that (w) the Guarantor, if any, consents to such transaction and the Guaranty remains in full force and effect, (x) such sublease or assignment is for a good business purpose and not principally for the purpose of avoiding Landlord's consent rights, (y) the proposed use of the Premises and the reputation, business, and financial responsibility of the proposed sublessee or assignee are consistent with the first-class nature of the Building, and (z) in the case of an assignment, the assignee has a net worth reasonably sufficient to perform the obligations of the tenant under this Lease; or

(2) an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, on the condition that (w) the Guarantor, if any, consents to such transaction and the Guaranty remains in full force and effect, (x) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, (y) the proposed use of the Premises and the reputation and business of the proposed assignee or transferee are consistent with the first-class nature of the Building, and (z) the assignee or successor entity has a Tangible Net Worth at least equal to the Tangible Net Worth of Tenant immediately before such merger, consolidation or transfer. Tenant must provide Landlord with reasonably satisfactory evidence of such Tangible Net Worth at the time Tenant provides

Landlord with notice of such transaction. "**Tangible Net Worth**" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("**GAAP**"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

The term "control" as used in this Section means a direct or indirect ownership interest with the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant.

In connection with each request by Tenant for Landlord's consent to a sublease or assignment, Tenant will pay to Landlord as Additional Rent the sum of the following, regardless of whether such consent is granted or denied: Landlord's processing fee of $500, plus an amount equal to Landlord's reasonable out-of-pocket administrative, legal and other costs and expenses incurred in processing such request or otherwise incurred in connection with such sublease or assignment.

If all or any part of the Premises are then subleased, any termination of this Lease or of Tenant's right to possession in connection with an Event of Default will, at Landlord's option, either, (a) terminate the sublease or (b) operate as an assignment to Landlord of the sublease. Landlord shall not be liable for any prepaid Rents nor any security deposits paid by the subtenant. Landlord will not be liable for any other defaults of the Tenant under the sublease agreement.

B. If Tenant requests Landlord's consent to a proposed subletting or assignment as described above, at Landlord's option, Landlord may, by giving written notice to Tenant within 30 days after the effective date of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. However, nothing in this Section 14 will be deemed to be a consent by Landlord to any subletting or assignment unless Landlord delivers to Tenant its written consent. Notwithstanding Landlord's consent on any one occasion, the right to recapture set forth in this Section 14.B will apply to any further subletting or assignment.

C. If Landlord consents to any sublease or assignment of the Premises, or any part thereof, Tenant will in consideration therefor pay to Landlord, as Additional Rent, 50% of the Excess Rent (defined below) after deducting from Excess Rent the reasonable and customary out-of-pocket transaction costs incurred by Tenant in connection with such subletting or assignment, including attorneys' fees, brokerage commissions, and alteration costs (which transaction costs will be amortized on a straight-line basis over the term of the sublease or assignment, as the case may be). For purposes of this Section, "**Excess Rent**" means all Rents, additional charges, and other consideration payable to Tenant or Tenant's affiliates by the subtenant or assignee, expressed on a per rentable square foot basis, for or by reason of such sublease or assignment and which are, in the aggregate, in excess of the Rent payable under this Lease for the subleased or assigned space during the term of the sublease or assignment. Any amounts payable by Tenant pursuant to this Section will be paid by Tenant to Landlord as and when amounts on account thereof are paid by any subtenant or assignee to Tenant, and Tenant agrees to promptly furnish such information with regard thereto as Landlord may request from time to time. Landlord may at any time and from time to time upon prior notice to Tenant audit and inspect Tenant's books, records, accounts, and federal income tax returns to verify the determination of Additional Rent payable under this Section.

D. The placement or display of any signs or lettering on the exterior of the Premises, or on the glass or any window or door of the Premises, or in the interior of the Premises if it is visible from the exterior, is strictly prohibited. The listing or posting of any name, other than that of Tenant, whether on the door or exterior wall of the Premises, the Building's tenant directory in the lobby or elevator, or elsewhere, will not (a) constitute a waiver of Landlord's right to withhold consent to any sublet or assignment pursuant to this Section 14, (b) be deemed an implied consent by Landlord to any sublet of the Premises or any portion thereof, to any assignment or transfer of the Lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of the Lease, or (c) operate to vest any right or interest in the Lease or in the Premises.

E. In the case of any assignment of this Lease by Tenant, the assignor and the assignee will be jointly and severally liable for all of the obligations of the tenant under this Lease. The joint and several liability of Immersion Corporation. herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this

Lease on Tenant's part to be performed or observed, will not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

F. If the Tenant's interest in this Lease be assigned, or if the Premises or any part thereof be sublet, Landlord may, after an Event of Default, collect Rent from the assignee or subtenant and apply the net amount collected to the Rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, assignment and subletting or a release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the Rent due from the sub-tenant or assignee to Landlord, and hereby authorizes such sub-tenant or assignee to pay the Rent directly to Landlord.

15. RIGHT OF LANDLORD TO USE ENTRANCES, ETC. AND TO CHANGE SAME

For the purpose of making repairs or alterations in any portion of the Building of which the Premises form a part, Landlord may use one or more of the street entrances, halls, passageways and elevators of the said Building, provided, however, that there be no unnecessary obstruction of the right of entry to the Premises while the same are occupied. Landlord may at any time change the name or address of the Building or Project, remodel or alter the same, or the location of any entrance thereto, or any other portion thereof not occupied by Tenant, and the same shall not constitute a constructive or actual, total or partial eviction.

16. ATTORNEYS' FEES

If Tenant shall at any time be in default hereunder, and if Landlord shall, in connection with such default, retain its attorneys to institute any action and/or render other professional services, then Tenant will reimburse Landlord for the expense of reasonable attorneys' fees and disbursements thereby incurred by the Landlord. The amount of such expenses shall be collected as Additional Rent. In the event of litigation between the parties, the prevailing party shall be entitled to reimbursement of reasonable legal fees and costs.

17. SUBORDINATION

Tenant agrees that its rights hereunder are subordinate to the lien of any mortgage, ground lease, or any other method of financing or refinancing now or hereafter placed against the land and/or the Premises and/or any/or all of the Building now built or hereafter to be built on the land by Landlord and to any and all advances made or to be made thereunder and to the interest thereon and to all renewals, replacements, modifications, consolidations and extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant further agrees that it will enter into and execute all documents which any such mortgagee or any ground lessor may reasonably request Tenant to enter into and execute, including a subordination agreement within seven (7) days of written request therefor from Landlord or Landlord's agent. Tenant agrees that it will send copies of all notices appertaining to this Lease or the Property to Landlord, to Landlord's mortgagees or ground lessors, provided that Tenant has been furnished with the name and address of such mortgagees or ground lessors, and further provided that Landlord or Landlord's mortgagee or ground lessor has requested Tenant to send copies of such notices. Tenant agrees that Tenant will attorn to any mortgage or ground lessor or purchaser at a foreclosure sale, if requested so to do. Tenant hereby appoints Landlord and Landlord's successor(s) an interest as Tenant's Attorney-in-Fact to execute any and all documents necessary to effectuate all of the provisions of this paragraph. If a mortgagee of Landlord shall request reasonable modifications to this Lease, Tenant agrees that, within five (5) days after request by the mortgagee, Tenant shall execute, acknowledge, and deliver to the mortgagee an agreement, in form and substance satisfactory to the mortgagee, evidencing such modifications, provided that such modifications do not increase Tenant's obligations under this Lease or materially adversely affect (a) the leasehold interest created by this Lease, or (b) Tenant's use and occupancy of the Premises.

18. HOLDING OVER

If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled

for such holding over, (a) Tenant shall pay Rent equal to 200% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees at all tribunal levels) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or other consequential damages to Landlord resulting therefrom.

19. ESTOPPEL CERTIFICATE BY TENANT

From time to time, Tenant shall furnish to any party designated by Landlord, within 10 days after Landlord has made a request therefor, a certificate signed by Tenant stating the following, as requested: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the date the Lease commenced and the Rent commencement date (if different); (c) whether Tenant has any options to renew or extend the Lease Term or any options, rights of first refusal or rights of first offer to expand the Premises or to purchase the Property and whether Tenant has exercised any of those options; (d) whether Tenant has accepted and is now in full possession of the Premises, and whether Tenant has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises; Tenant agrees to provide a copy of such assignment, sublease or transfer upon request; (e) the current monthly installments of Base Rent and of Tenant's Proportionate Share of Operating Expenses, the dates to which such Rent and other charges have been paid, and that no such Rent has been paid for more than 30 days in advance of its due date; (f) the base year(s) or base amount(s), if any, for Tenant's Proportionate Share of Operating Expenses; (g) whether Tenant is currently receiving any rental concessions, rebates or abatements and, if so, the terms of such concession, rebate or abatement, including, without limitation, the date when such concession, rebate or abatement will expire; (h) whether Tenant is entitled to any future Rent concessions, rebates or abatements under the Lease and, if so, the terms of the future concessions, rebates or abatements; (i) the amount of the Security Deposit paid to Landlord; (j) whether Tenant has received any notice of prior sale, transfer assignment, hypothecation or pledge of the Lease or of the Rents payable thereunder; (k) that all alterations, improvements, additions, build-outs or construction required to be performed under the Lease have been completed and any required allowances have been paid (or if not completed or paid, stating the nature of the deficiencies); (l) that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or of Tenant as is pertinent to the request (or specifying such offsets, claims or defaults, if any are claimed); and (m) such other matters as may be reasonably requested.

20. NO WAIVER OF PERFORMANCE

No waiver of Landlord of any provision hereof shall be deemed to have been made unless such waiver be in writing signed by Landlord. The failure of Landlord to insist upon the strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conferred, shall not be construed as waiving or relinquishing for the future of any such covenants, conditions or options, but the same shall continue and remain in full force and effect. No act of Landlord or its agent during the term hereof shall be deemed an acceptance or a surrender of the Premises unless made in writing and personally subscribed by Landlord. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due. The delivery of keys to any of Landlord's agents or employees will not operate as a termination of this Lease or a surrender of the Premises.

21. AGREEMENT TO INDEMNIFY; INSURANCE

Tenant will indemnify, defend and hold harmless Landlord and Landlord's agents and their respective officers, directors, beneficiaries, shareholders, partners, managers, members, employees, agents and contractors (the "**Parties Indemnified by Tenant**") from and against any and all loss, damage, claim, demand, liability or expense (including reasonable attorneys' fees) resulting from claims by third parties and based on any acts or omissions of Tenant or its subtenants and their respective employees, agents and contractors in connection with the Building. In any such event, contributory negligence on the part of the Landlord shall not in any way affect Tenant's obligation under this indemnification. Tenant will have the right and obligation to assume the defense of any claim covered by this indemnity on behalf of both itself and the Parties Indemnified by Tenant, and the Parties Indemnified by Tenant may not settle such claim without the consent of Tenant, provided (i) Tenant acknowledges to the Parties Indemnified by Tenant in writing that it is responsible for such claim under the terms of this paragraph and (ii) the lawyers selected by Tenant to handle such defense are reasonably satisfactory to the Parties Indemnified by Tenant and such representation does not result in a conflict of interest for such lawyers. The Parties Indemnified by Tenant may participate in the defense of such claim at their own expense unless Tenant is not representing the Parties Indemnified by Tenant in which case the reasonable expense of the Parties Indemnified by Tenant in defending against such claim will be paid by Tenant. The provisions of this paragraph will survive the expiration or sooner termination of this Lease.

Tenant will secure and maintain, at Tenant's expense, the insurance required of it as set forth in Exhibit D. Landlord will secure and maintain the insurance required of it as set forth in Exhibit D, but Landlord may include the cost thereof in Operating Expenses. Tenant agrees to include in the insurance policies which Tenant is required by this Lease to carry in accordance with Exhibit D Section 1(a), to the fullest extent permitted by law, a waiver of subrogation against Landlord and Landlord's investment manager.

In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. To the extent permitted by law, Tenant waives all claims it may have against Landlord, its agents or employees for damage to business or property sustained by Tenant or any occupant or other person resulting from the Premises or the Property Building or any part of said Premises or Property becoming out of repair or resulting from any accident within or adjacent to the Premises or Property or resulting directly or indirectly from any act or omission of Landlord or any occupant of the Premises or Building or any other person while on the Premises or the Property, regardless of cause or origin and regardless of whether the negligence of Landlord caused such loss in whole or in part, except that in respect of damage to property, such waiver will be limited to the extent such claim is or is required to be covered by insurance pursuant to Section 1.1(a) of Exhibit D. Particularly, but not in limitation of the foregoing sentences, all property belonging to Tenant or any occupant of the Premises that is in the Property or the Premises will be there at the risk of Tenant or other person only, and Landlord or its agents or employees will not be liable for damage to or theft of or misappropriation of such property, nor for any damage to property or business resulting from fire, explosion, flooding of basements or other subsurface areas, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Property or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever, nor for any latent defect in the Premises or in the Property, except that in respect of property damage such waiver will be limited to the extent that such claim is or would be covered by any insurance that Tenant is required to carry under Exhibit D Section 1.1(a). The waiver in this grammatical paragraph will also apply as to the amount of any deductible, self-insured retention or self-insurance under Tenant's insurance. Tenant agrees to include in the insurance policies which Tenant is required by this Lease to carry in accordance with Sections 1.1(a) and 1.1(b) of Exhibit D to the fullest extent permitted by law, a waiver of subrogation against Landlord and Landlord's investment manager. To the extent permitted by law, Landlord waives all claims it may have against Tenant, its agents or employees for damage to the Building resulting directly or indirectly from any act or omission of Tenant, to the extent that such claim is covered by any property insurance which Landlord is required carry pursuant to Section 1.2 of Exhibit D. Landlord will include in any property insurance policy which Landlord may carry on the Building, to the extent permitted by law, a waiver of subrogation against Tenant. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Building.

22. ADDITIONAL RENT

If Landlord shall make any expenditures, for which Tenant is liable under this Lease, or if Tenant shall fail to make any payment due Landlord under this Lease, the amount thereof shall at Landlord's option be deemed Additional Rent and shall be due with the next succeeding installment of Rent. Landlord shall have the same remedies and rights for the non-payment of Additional Rent that Landlord has for the non-payment of the Base Rent.

23. NOTICES and PAYMENT

(a) Tenant will pay all Rent to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

COFE CIX Aventura, LLC
7700 N. Kendall Drive,
Suite 705,
Miami, Florida 33156

Tenant will forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

COFE CIX Aventura, LLC
PO BOX 865353
ORLANDO, FL 32886-5353

(b) Landlord will forward all notices to Tenant at the following address until Tenant takes possession of the Premises, and thereafter at the Premises or at such other place within the continental United States as Tenant may hereafter designate in writing:

____
____
____
Attention:

(c) Any notice provided for in this Lease must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served (i) by hand delivery, (ii) by depositing such notice in the United States mail, certified or registered mail with return receipt requested, postage prepaid, or (iii) via reputable overnight air courier service.

(d) Notice by hand delivery will be deemed to have been given when actually delivered or when the tender of such delivery is refused. Notice by certified or registered mail will be deemed to have been given on the third business day after the date that the notice is deposited into the mail, postage prepaid. Notice given by air courier will be deemed given one business day after it is accepted by such courier for next business day delivery.

(e) Notwithstanding the foregoing, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices there under the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of the space or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

24. SURRENDER AT EXPIRATION OF THE TERM

Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, Tenant shall remove from the Premises Tenant's furniture, equipment, machinery, safes and other items of movable personal property of every kind and description and Tenant's trade fixtures, and Tenant shall restore any damage to the Premises or the Property caused thereby (such removal and restoration to be performed prior to the expiration of the Lease Term or earlier termination of this Lease or Tenant's right of possession), failing which Landlord may do so and thereupon the provisions of Section 13.B(3) shall apply.

25. RULES AND REGULATIONS

Tenant agrees to observe and comply with and Tenant agrees that its agents, servants, employees and all persons visiting in the Premises will serve and comply with the Rules and Regulations annexed hereto as Exhibit C, and such other and further rules and regulations as Landlord may from time to time deem needful and prescribe for the reputation, safety, care and cleanliness of the Building and the preservation of good order therein and the comfort, quiet, and convenience of other occupants of the Building, which Rules and Regulations shall be deemed terms and conditions of this Lease. Landlord shall not be liable to Tenant for the violation of any of the said Rules and Regulations by any other Tenant or person. Landlord agrees that the rules and regulations will be reasonable and will not interfere with Tenant's quiet enjoyment of the Premises.

26. IMPROVEMENTS BY TENANT

In accordance with the applicable provisions of Florida Construction Lien Law and specifically Florida Statutes Section 713.10, no interest of Landlord, whether personally or in the Premises, or in the Building or Property, or the leasehold interest aforesaid, will be subject to liens for improvements made by Tenant or caused to be made by Tenant. Tenant will not permit any construction lien, mechanic's lien or liens to be placed upon the Premises or the Building. With respect to improvements or alterations made or caused to be made by Tenant, Tenant will promptly notify the contractor making such improvements to the Premises of this provision exculpating Landlord's liability for such liens. Nothing in this Lease will be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any person for the performance of any labor or the furnishing of any materials to all or part of the Premises, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing thereof that would or might give rise to any construction, mechanic's or other liens against the Premises. If any such lien is claimed against the Premises, then Tenant will discharge said lien or cause the same to be bonded or insured over in an amount and by a bonding company or title insurance company reasonably satisfactory to Landlord, within 10 days of filing, failing which, in addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to, discharge the same. Any amount paid by Landlord for such purposes will be paid by Tenant to Landlord as Additional Rent within 10 days of Landlord's demand therefor. Landlord's interest in the Premises will not be subject to liens for improvements made by the Tenant, and Tenant will have no power or authority to create any lien or permit any lien to attach to the Premises or to the present estate, reversion or other estate of Landlord in the Premises herein demised or other improvements thereon as a result of improvements made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part thereof, or any such party who may avail himself of any lien against realty (whether same proceeds in law or in equity), are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the Lease Term. Tenant will indemnify, defend upon request, and hold harmless Landlord and Landlord's mortgagee from and against any loss or expenses incurred as a result of the assertion of any such lien.

27. SECURITY

The Security Deposit set forth in the BLI is due from Tenant upon Tenant's execution and delivery of this Lease, and will be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit will not be considered an advance payment of Rent or a measure of Tenant's damages in case of default by Tenant. Landlord may, from time to time in its sole discretion without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant will pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. (a) Within 30 days after the Tenant vacates the Premises for expiration of the Lease, the Landlord shall, (i) give the Tenant written notice by certified mail, to the Tenant's last known mailing address, of Landlord's intention to impose a claim on all or a portion of the deposit and the reason for imposing the claim, if any, and (ii) return to the Tenant that portion of the security deposit that the Landlord makes no claim against. (b) Unless the Tenant objects to the imposition of the Landlord's claim or the amount thereof within 15 days after receipt of the Landlord's notice of intention to impose a claim, the Landlord may then deduct

the amount of its claim and shall remit the balance of the deposit to the Tenant within 30 days after the date of the notice of intention to impose a claim for damages. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter Landlord will have no further liability for the return of such Security Deposit. Landlord shall not be required to keep the Security Deposit in a segregated account and the Landlord shall be entitled to any interest on the Security Deposit.

28. QUIET POSSESSION AND OTHER COVENANTS

Tenant may peacefully enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein required to be paid by Tenant and performs all of Tenant's covenants and agreements in this Lease. Tenant expressly agrees for itself, its executors, administrators, personal representatives, successors and assigns that the covenant of quiet enjoyment (express or implied) and all other covenants in this Lease on the part of Landlord to be performed shall be binding upon Landlord only as long as Landlord remains the owner of the Building of which the Premises form a part.

29. TENANT'S SHARE OF OPERATING EXPENSES

A. For the purposes of this Paragraph 29:

i. **"Operating Expenses"** means all direct and indirect costs and expenses in each calendar year paid or incurred by Landlord in connection with operating, maintaining, insuring, managing and owning the Property, including, without limitation, real estate taxes and assessments of the Property, all reasonable costs and expenses (including, without limitation, legal fees and court costs) charged for the protest or the reduction of any of the aforesaid taxes and assessments (regardless of whether such protest or reduction is ultimately successful), costs and expenses in connection with the parking areas and any parking garages serving the Property, and (if the Property is part of a multi-building complex) the Property's allotted share from time to time of Operating Expenses from the shared exterior Common Areas. Operating Expenses will not include the cost of capital improvements, depreciation, interest, lease commissions, principal payments on mortgage and other non-operating debts of Landlord, and expenses for repairs or other work occasioned by a casualty, to the extent that such expenses are required to be covered by Landlord's insurance as described in Section 1.2 of Exhibit D (provided that all costs which are not recoverable under such insurance as a result of any deductible amount shall be included as Operating Expenses). Operating Expenses will, however, include the amortization (plus interest) of the cost of capital improvements which are primarily for the purpose of reducing Operating Expenses, or which are required by governmental laws or regulations enacted or promulgated after the date of this Lease. In addition, Operating Expenses will include items which are generally considered maintenance and repair items, such as, but not limited to, landscaping, painting of Common Areas, replacement of carpet in elevator lobbies and common corridors, replacing broken windows, and the like. If a change in real estate taxes is obtained for any year of the Lease Term during which Tenant paid Tenant's Proportionate Share of Operating Expenses, then Operating Expenses for that year will be retroactively adjusted and Landlord will provide Tenant with a credit, if any, based on the adjustment. In addition, Landlord reserves the right, in its sole discretion, to require after the date hereof, the Tenant pay for its electrical consumption for the Premises and the HVAC maintenance contract as part of its share of these expenses rather than separately by electrical meter and single contract, as is presently the case. Notwithstanding any language in this Lease seemingly to the contrary, if the Building is less than fully occupied during any calendar year of the Term, actual **"Operating Expenses"** shall be determined as if the Building had been fully occupied during such year. If Landlord is not required to provide certain services to a tenant or certain tenants, then the costs of such services will be apportioned among the tenants provided with such services, and Tenant's Proportionate Share for such services will be recomputed to equal the ratio that the area of Tenant's Premises bears to that of the total demised premises of tenants provided with such services. For the purposes of this Lease, "fully occupied" means occupancy of 100% of the rentable area in the Building.

ii. **"Common Areas"** means those areas of the Property, whether interior or exterior, devoted to corridors, elevator foyers, restrooms, mechanical rooms, elevators, janitorial closets, electrical and telephone closets, vending areas, parking areas, driveways, sidewalks

and landscaped areas, and other similar facilities provided for the common use or benefit of tenants of the Building generally and/or the public. Landlord reserves the right to relocate, add or delete Common Areas in Landlord's reasonable discretion.

B. Tenant will, during the Term, pay in addition to Base Rent hereunder an amount equal to Tenant's Proportionate Share of Operating Expenses for each calendar year. Landlord may estimate the Operating Expenses from time to time each year. Such estimates may be revised by Landlord whenever it obtains information relevant to making such estimates more accurate. Such estimates will generally (but need not) be issued prior to the beginning of each calendar year and revised upon the determination of the final real estate tax assessment or final real estate tax rate for the Project. Within ten (10) days of receipt of any such estimate, Tenant shall pay Landlord 1/12th of Tenant's Proportionate Share of such estimated Operating Expenses for each month in such year to the date of such payment minus payments of estimated Operating Expenses previously paid for said period. Thereafter on the first day of each subsequent month during such year, Tenant shall pay monthly 1/12th of Tenant's Proportionate Share of such estimated Operating Expenses until if and when Landlord delivers a new estimate of Operating Expenses to Tenant. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary from the estimated Operating Expenses for such calendar year, Landlord may, by written notice to Tenant, revise the estimated Operating Expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised estimated Operating Expenses.

C. For each calendar year, Landlord will furnish Tenant with a statement showing in reasonable detail the Operating Expenses incurred by Landlord for the prior calendar year (each, an "**Expense Statement**"). Landlord will use reasonable efforts to deliver the annual Expense Statement within 120 days after the end of the applicable calendar year. Delays by Landlord in submitting such Expense Statements or mistakes by Landlord in such statements will not prejudice Landlord's right to collect any Rent due under this Lease.

D. If Tenant's Proportionate Share of actual Operating Expenses for the prior calendar year as shown on the Expense Statement is greater than the estimated payments made by Tenant for that year, then within 30 days following receipt by Tenant of the Expense Statement, Tenant will pay in full an amount equal to such excess. If Tenant's Proportionate Share of Operating Expenses is less than the estimated payments made by Tenant for that year, then the amount of such overpayment will be credited against the next Operating Expense payments falling due, except that if this Lease expires before such credit is fully applied, Landlord will refund the unapplied balance to Tenant in cash. The obligations of Landlord and Tenant under this Section 29 will survive expiration or termination of this Lease.

E. Tenant shall have the right, exercised by written notice received by Landlord within 30 days after Tenant's receipt of the annual Expense Statement, to audit or cause to be audited, by an auditor selected by Tenant and reasonably satisfactory to Landlord, a copy of Landlord's books and records in respect of Operating Expenses for the calendar year or portion thereof falling within the Term. Tenant may not exercise such right more than once in any calendar year. Such auditor must be an independent nationally recognized full service public accounting firm that is not being compensated on a contingency fee basis for the audit. The audit must be performed during normal business hours in the management office of the Building, and must be completed within 60 days after Tenant's receipt of such annual Expense Statement. The cost of such audit will be borne solely by Tenant. Unless Tenant takes written exception of any item in any such statement within such 60-day period, such statement will be considered as final and accepted by Tenant. As a condition precedent to Tenant's right to dispute the Operating Expenses billed by Landlord pursuant to this Section, Tenant must pay the total amount billed by Landlord hereunder within the time stipulated in this Lease. Landlord will refund the amount, if any, due Tenant upon completion of the audit and agreement between Landlord and Tenant on the amount due. In connection with any such audit, all of the information obtained through Tenant's audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit will be held in strict confidence by the Tenant and its officers, agents, and employees. As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed confidentiality covenant from the auditor in the form and substance satisfactory to Landlord. Such confidentiality obligations will survive expiration or termination of this Lease.

30. COMMON AREAS

Common Areas (as defined in Section 29) will, at all times, be subject to Landlord's exclusive control and management in accordance with the terms and provisions of this Lease. However, Tenant will have the nonexclusive right (in common with Landlord, Landlord's managing agent, other tenants and occupants of the Property, and their respective agents, contractors and invitees, subject) to use the Building's and Property's public common entrances, hallways, corridors, lobbies, lavatories, elevators, stairways, and other public common areas of the Building, subject to the provisions of this Lease and the rules and regulations described in Section 25.

31. BROKER

Tenant covenants, warrants and represents that no broker was instrumental in consummating this Lease, other than Jones LaSalle Brokerage, Inc., as set forth in the BLI, in each case whose commission will be paid by Landlord, and that no conversations or negotiations were had with any other Broker concerning the renting of the Premises. Tenant agrees to hold Landlord harmless from and against, and agrees to defend at its own expense and pay any and all claims for a brokerage commission by any other broker or agent claiming the same by, through, or under Tenant, and all expenses incurred in connection therewith (including reasonable attorneys' fees).

32. TRANSFER BY LANDLORD

In the event that the interest or estate of Landlord in the Land or Building shall terminate by operation of law or by bona fide sale or by execution or foreclosure sale, or for any other reason, then and in any such event Landlord shall be released and relieved from all liability and responsibility as to obligations to be performed by Landlord hereunder or otherwise. In such event Landlord's successor, by acceptance of Rent from Tenant hereunder, shall become liable and responsible to Tenant in respect to all such obligations of Landlord under this Lease.

33. TIME

The parties hereto agree that time is of the essence of this Lease and applies to all terms and conditions contained herein.

34. COUNTERPARTS

This Lease may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which constitute one and the same agreement.

35. SUCCESSORS

The terms and conditions of this Lease shall inure to the benefit of and be binding upon any successor hereunder, as well as upon the personal representatives, heirs, assigns (where permitted) and all other successors in interest of the parties.

36. CONSTRUCTION, APPLICABLE LAW

The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Landlord, the obligations imposed hereunder upon the Landlord shall be joint and several. If there be more than one Tenant, the obligations imposed hereunder upon the Tenant shall be joint and several. The section headings or titles in this Lease are not a part hereof and shall have no effect upon the construction or interpretation of any part hereof. This Lease shall be construed and enforced under the laws of the State of Florida. Should any provisions of this Lease be illegal or unenforceable under such laws, it or they shall be considered severable and this Lease and its conditions shall remain in force and be binding upon the parties hereto just as though the illegal or unenforceable provisions had never been included herein. Landlord and Tenant understand, agree and acknowledge that (1) this Lease has been freely negotiated by both parties, and (2) in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there will be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

37. ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

38. TENDER AND DELIVERY OF LEASE INSTRUMENT

Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or Premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

39. WAIVER OF JURY TRIAL; COUNTERCLAIMS

The parties hereto waive trial by jury in connection with proceedings or counterclaims brought by either of the parties hereto against each other. Tenant will not interpose any counterclaim of any kind in any action or proceeding by Landlord to recover possession of the Premises based on nonpayment of Rent except for 'compulsory' counterclaims, if any, which would be lost if not raised at such action or proceeding and could not be brought in a separate action or proceeding, Tenant will pay Rent into the registry of the court having jurisdiction over such dispute.

40. AUTHORITY; NOT RESTRICTED

Tenant, and the person executing this Lease on behalf of Tenant, represent and warrant that Tenant is duly formed in its state of organization, is in good standing in its state of organization and in the State of Florida, and has full corporate or partnership or limited liability company ("LLC") power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership or LLC action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (**"OFAC"**) of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

41. PARKING

A. During the Term, Tenant will have the non-exclusive use in common with Landlord, other tenants of the Building, and their guests and invitees, of the unreserved common automobile parking areas, driveways, and footways, subject to the Rules and Regulations annexed hereto as Exhibit C and any amendments or addendums to such Rules for the use thereof as prescribed from time to time by Landlord.

B. Tenant's and its agents', principals', officers', directors', employees', contractors', representatives', invitees', and guests' use of the Building's parking areas shall be allocated the use of up to Four (4) unreserved parking spaces at the Premises at no additional charge. No specific designated parking spaces will be assigned to Tenant unless otherwise agreed by Landlord and Tenant in writing. As they become available (but subject to the foregoing parking ratio), Tenant may request covered parking spaces for use by Tenant as reserved spaces in the parking area serving the Building, and Tenant hereby agrees to pay to Landlord Additional Rent at the initial rate of $150.00 per month per parking space, together with applicable sales taxes, governmental surcharges and the like thereon, on the first day of each calendar month during the Lease Term. Landlord reserves the right to increase such monthly charge from time to time as and when the standard Building charge for assigned parking increases, to such then-standard rate. Landlord will be entitled

to relocate such assigned parking space(s) at any time after reasonable written notice of Landlord's election (not less than 30 days) is given to Tenant. Other than as described herein, Landlord will have the right to reserve parking spaces as it elects and condition use thereof on such terms as it elects.

C. All such parking shall be subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord will not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Building's parking areas, or for vandalism to automobiles occurring in the Building's parking areas, it being agreed that, to the fullest extent permitted by law, the use of the Building's parking areas will be at the sole risk of Tenant and its employees. Landlord will have the right to temporarily close the Building's parking areas to perform necessary repairs, maintenance and improvements to the parking areas. Tenant shall not be entitled to leave any motor vehicle or any other personal property outside the Premises overnight and Landlord may, but shall not be obligated to, remove any personal property belonging to Tenant or others found outside the Premises. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

42. SIGNAGE

Landlord will provide and install standard signage on the ground floor lobby Building Directory and adjacent to the entry to the Premises. All such signage will be in the standard graphics for the Building and no others may be used or permitted on the Premises, on the directory, or in or about the Building without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion. Such suite entry sign will be installed by Landlord without charge to Tenant, but any changes thereto or any additional signage will be at Tenant's sole cost. Tenant will be entitled to one line, indicating Tenant's name, on the directory located in the lobby on the ground floor of the Building, without charge.

43. MISCELLANEOUS

A. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

B. Interest. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises, will reinstate, continue, or extend, the Term or affect any such notice, demand or suit. Any payment of Rent not made when due will, at Landlord's option, bear interest at the rate (the "**Default Rate**") of 18% per annum (or the highest rate of interest permitted under Florida law, whichever is lower) from the due date until paid. Additionally, any payment of Rent not paid within 10 days of the date due will be subject to a late payment charge, for each occurrence, equal to 5% of the amount overdue and payable, which charges shall be deemed Additional Rent hereunder. Such late charge will be in addition to the interest provided for above and will be due and payable with the next succeeding Rent payment. This late payment charge is intended to compensate Landlord for the additional administrative costs resulting from Tenant's failure to timely pay the Rent and has been agreed upon by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs incurred by Landlord as a result of Tenant's failure to timely pay the Rent. Such interest and late charge will constitute Additional Rent. The covenants to pay Rent under this Lease are independent of any other covenant.

C. Exculpation. The liability of Landlord to Tenant for any default by Landlord under this Lease will be limited to the interest of Landlord in the Land and Building, and Tenant agrees to look solely to Landlord's interest in the Land and Building for the recovery of any judgment from the Landlord, it being intended that Landlord will not be personally liable for any judgment of deficiency.

D. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord will not be liable or responsible for, and there will be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, adverse weather conditions not reasonably anticipated, shortages of labor or

materials, war, acts of terrorism, governmental laws, regulations or restrictions, inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy), inability to obtain necessary approvals by any applicable property association or its board of directors, financing, or any other cause whatsoever beyond the reasonable control of Landlord.

E. Relocation. Landlord will be entitled to cause Tenant to relocate from the Premises to a comparable space (a "**Relocation Space**") within the Building at any time after reasonable written notice of Landlord's election (not less than 90 days) is given to Tenant. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space; provided, however, that (a) if the rentable area of the relocation space is smaller than rentable area of the Premises, then Tenant shall be entitled from and after the relocation date to a reduction in Basic Annual Rent in proportion to the reduction in the rentable area of the Premises, with a corresponding reduction in Tenant's Proportionate Share and (b) if the rentable area of the relocation space is larger than the rentable area of the Premises, then the Base Rent and Tenant's Proportionate Share shall be increased accordingly. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord's exercise of the relocation right reserved herein.

44. HAZARDOUS MATERIAL

A. Tenant will not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Material (as defined below). Tenant will not allow the storage or use of Hazardous Material in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, nor allow to be brought into the Building or the Project (or any areas surrounding the Project owned by Landlord) any such Hazardous Materials except to use in the ordinary course of Tenant's business in customary quantities for office tenants and in compliance with Environmental Laws, and then only after written notice is given to Landlord of the identity of such substances or materials.

B. For purposes of this Lease, the term "**Hazardous Material**" means any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Environmental Laws (defined below), and including, without limitation, the following: oil and petroleum products and synthetic gas usable for fuel; pesticides regulated under FIFRA, asbestos, and polychlorinated biphenyls. For purposes of this Lease, "**Environmental Laws**" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.); the Clean Air Act, the Clean Water Act; the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("**FIFRA**"); the National Environmental Policy Act; the Noise Control Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or the Toxic Substances Control Act; as such acts may be amended from time to time; any applicable state or local laws, and the regulations adopted under these acts.

C. If any lender or governmental agency ever requires testing to ascertain whether there has been any release of Hazardous Materials at the Premises or in or about the Project caused by or arising from the action or omission of Tenant or Tenant's agents or contractors, then the reasonable costs thereof will be reimbursed by Tenant to Landlord upon demand as additional rent. In addition, Tenant will execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Material on the Premises. In all events, Tenant will indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises or elsewhere if caused by Tenant or Tenant's agents or contractors. The within covenants will survive the expiration or earlier

termination of the Lease Term.

D. Tenant, at its own expense, must comply with all governmental laws, codes, rules and regulations, applicable to Tenant's use of the Premises.

45. ELECTRONIC SERVICES

45.1 **Tenant's Lines**. Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively, the "Lines") in or serving the Premises, provided: (a) Tenant expressly understands and agrees that notwithstanding anything to the contrary contained herein, Tenant shall not have the right to use the risers, raceways, conduits, or mechanical rooms in the Building for telecom purposes without Landlord's express written consent, which consent may be conditioned as required by Landlord; (b) Tenant shall pay as Additional Rent, the actual charge for such use, including cost of installing any necessary additional riser capacity as reasonably determined by Landlord.; (c) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; and (d) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines that are installed in violation of these provisions.

45.2 **Definition of Electronic Services**. As used herein "**Electronic Services Provider**" means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building. The services of Electronic Services Providers are sometimes referred to herein as "**Electronic Services**".

45.3 **No Right to Specific Services**. Landlord shall have no obligation (i) to install any Electronic Services equipment or facilities, (ii) to make available to Tenant the services of any particular Electronic Services Provider, (iii) to allow any particular Electronic Services Provider access to the Building, (iv) to continue to grant access to an Electronic Services Provider once such provider has been given access to the Building. Landlord may (but shall not have the obligation to): (x) install new Lines at the property, (y) create additional space for Lines at the property, and (z) adopt reasonable and uniform rules and regulations with respect to Lines.

45.4 **Limitation of Landlord's Responsibility**. Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Electronic Services equipment shall be and remain solely in the Tenant's premises and the telephone closet(s) on the floor(s) on which the Tenant's premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's Electronic Services equipment, including Lines; nor for any Lines or other infrastructure to which Tenant's Electronic Services equipment may be connected. Tenant agrees that, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

45.5 **Risers; Necessary Service Interruptions**. To the extent that Landlord, rather than a public utility is the owner of the telecommunication risers and cable contents, Landlord

shall have no responsibility for the repair of the intra-building telephone and network cabling riser systems. Any intra-building telephone and network cabling installed to exclusively serve all or any portion of the Premises, whether or not fully contained within the Premises, including all distribution throughout the Premises from Tenant's telephone closet shall be the responsibility of the Tenant. Tenant shall pay as Additional Rent, the actual charge for such use, including cost of installing any necessary additional riser capacity as reasonably determined by Landlord. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of Electronic Services equipment for other tenants of the Building or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant's use of the Electronic Services infrastructure of the Building materially interferes with the Electronic Services of other tenants of the Building.

45.6 **Removal of Equipment, Wiring and Other Facilities**. Any and all Electronic Services equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all Electronic Services Lines and related infrastructure, or selected components thereof, whether located in the Tenant's premises or elsewhere in the Building.

45.7 **New Provider Installations**. In the event that Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building without first securing the prior written approval of the Landlord, which will not be unreasonably withheld. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider's provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Electronic Services Provider; (iii) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Section 8 of this Lease; (iv) Landlord reasonably determines that, considering other potential uses for space in the Building, there is sufficient space in the Building for the placement of all of the provider's equipment, conduit, Lines and other materials; (v) the Electronic Services Provider agrees to abide by Landlord's requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the Electronic Services Provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the Electronic Services Provider's equipment, for the fair market value of a Electronic Services Provider's access to the Building, for the use of common or core space within the Building and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord. Landlord may at any time and without notice require that any wires or cables that Tenant desires to have installed in the Building risers be

installed at Tenant's cost by the riser management company (if any) then engaged by Landlord for such purpose.

45.8 **Limit of Default or Breach**. Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

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SIGNATURE PAGE

TENANT'S SIGNATURE INDICATES THAT TENANT HAS READ THE ENTIRE AGREEMENT AND HAS RECEIVED A COMPLETED COPY OF THIS AGREEMENT.

IN WITNESS WHEREOF, the respective parties have hereunto set their hands and seals and/or affixed their corporate seals and caused these presents to be executed by their duly authorized officers.

WITNESSES FOR TENANT:

DocuSigned by:
Aaron Akerman
9A7A951CBCE4404

Name: Aaron Akerman

DocuSigned by:
Chris Ullrich

Name: Chris Ullrich

TENANT:
Immersion Corporation
a Delaware Corporation

By: DocuSigned by: Francis Jose

Name: Francis Jose

Title: CEO and General Counsel

Date: January 25, 2022

WITNESSES FOR LANDLORD:

Name:________________

Name:________________

LANDLORD:
COFE CIX Aventura, LLC,
a Delaware Limited Liability Company

By: [signature]
Name: ANDRES ARECHABALA
Title: ASSET MANAGER
Date: JANUARY 26, 2022

Exhibit A
Premises

Suite 610 | 1,390 RSF


Exec. Office
Copier
glass
Office
Conf. Rm.
glass
Reception

Exhibit B
Commencement Date Agreement

Date: ________________, 2022

To: ______________________

Re: Lease dated ______________, 2022 (the "Lease"), between the below-named Landlord and Tenant, pursuant to which Landlord leases space, currently known as Suite 610, to Tenant in the building commonly known as Aventura View Office Building located at 2999 N. E. 191st Street, Aventura, Miami-Dade County, Florida. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

In accordance with the terms of the Lease, the parties desire to mutually advise and/or confirm as follows:

1. **Commencement Date**: ________________, 2022.

2. **Rent Commencement Date**: The Commencement Date.

3. **Expiration Date**: ________________, 2022.

4. **Condition of Premises**. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use under Section 3 of the Lease.

5. **Ratification**. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. **Binding Effect; Governing Law**. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

AGREED AND ACCEPTED:

TENANT: Immersion Corporation a Delaware Corporation	LANDLORD: COFE CIX Aventura, LLC., a Delaware Limited Liability Company
By: ______________________	By: ______________________
Name: ______________________	Name: ______________________
Title: ______________________	Title: ______________________
Date: ______________________, 2022	Date: ______________________, 2022

Exhibit C
Rules and Regulations

1. Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of Building or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress and egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees in or on any part of the outside or inside of Building, or Premises without prior written consent of Landlord and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant.

3. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Premises, Building or Common Areas regardless of how or when loss occurs.

4. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Premises, Building of Common Areas any inflammable fluids or explosives without written permission of Landlord.

5. Tenant, its officers, agents, servants or employees shall not use Premises, Building or Common Areas for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of Landlord except for a microwave oven.

6. No additional locks shall be placed on any door in the Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

7. The Building shall be open from 7:00 AM. to 6:00 PM, Monday through Friday and 9:00 AM to 1:00 PM on Saturday, exclusive of holidays and emergencies. Tenant shall have access to the Premises 24 hours per day, 7 days per week excluding emergencies. Landlord reserves the right to close Building at 6:00 PM, subject, however, to Tenant's right to admittance under regulations prescribed by Landlord, and to require that persons entering the Building identify themselves and establish their right to enter or leave the Building.

8. All plate and other glass now in Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

9. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Premises.

10. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of these provisions shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

11. All contractors and/or technicians performing work for Tenant within the Premises or Building shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installation affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building or Premises. None of this work shall be done by Tenant without Landlord's prior written approval.

12. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstruction by the Tenant and Tenant shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels or glass doors providing a view into the interior of the Premises unless same shall have first been approved in writing by Landlord.

13. No space in the Building shall, without the prior written consent of Landlord, be used for manufacturing, public sales, or for the storage of merchandise, or for the sale of merchandise, goods or property of any kind, or auction.

14. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to the Building Manager's Office.

15. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

16. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord.

17. The Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

18. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building, excepting Tenant's own Premises, for disposal.

19. Tenant will be responsible for any damage to the Premises, including carpeting and flooring, as a result of: rust or corrosion of file cabinets; roller chairs; metal objects; or, spills of any type of liquid.

20. If the Premises demised to any Tenant become infested with vermin, such Tenant, at its sole cost and expense, shall cause its Premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefore as shall be approved by Landlord.

21. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord's prior approval in writing, and upon such terms and conditions as may be specified by Landlord in each and every instance.

22. Landlord shall have the power to prescribe the weight and position of iron safes and machinery, and they shall in all cases stand on two-inch thick plank to distribute the weight, and the expense of repairing any damage done to the Building by installing or removing a safe or machinery, or by the same while on the Premises, shall be borne by Tenant. Safes and machinery shall not be moved into or out of the Building except by persons approved of and at times fixed by the Superintendent. No freight, furniture, packages or bulky matter of any description will be received in the Building, or carried up or down in the elevators, except during hours designated by Landlord. Tenant agrees that all machines or machinery placed in the Premises by Tenant will be erected and placed so as to prevent and vibration or annoyance to any other of the Tenants in the Building of which the Premises are a part, and it is agreed that upon written request of the Landlord, Tenant will, within ten (10) days after the mailing of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Premises.

23. Tenant shall not obtain any towel supply or ice service except from person designated by

Landlord, nor obtain drinking water for delivery on the Premises from any source not approved by Landlord.

24. In case Landlord shall, in the exercise of any right herein granted, store any personal property, belonging to Tenant, Landlord shall have the further right to dispose of such property by sale or otherwise upon two weeks' notice in writing for that purpose. If Landlord shall sell any such property, Landlord shall be entitled to retain from the proceeds thereof the expenses of the sale and cost of storage.

25. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion is harmful to the Building, its reputation or its desirability as an office building. Tenant shall discontinue such advertising immediately upon written notification by Landlord.

26. Any window treatments installed must conform to Aventura View specifications: one inch (1") Levelor mini blind in the color black.

27. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant will not make or permit any sounds or noise within the Premises that are audible outside of the premises or in any other tenant's premises.

28. Landlord reserves the right to modify the foregoing rules and regulations or any of them, and to make such other and further rules and regulations as in its absolute judgment may from time to time be needful for the reputation, safety, care and cleanliness of the Building, and for the preservation of good order therein, and any such other and further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted at the time of the execution hereof.

Exhibit D
Insurance

1.1 Tenant's Insurance. Tenant will secure and maintain, at Tenant's expense:

(a) Property. Causes of loss – special form (formerly "all risk") property insurance (including extra expense insurance) on all of Tenant's fixtures and personal property in the Premises, all for the full replacement cost thereof. Tenant will use the proceeds from such insurance for the replacement of trade fixtures and personal property.

(b) Business Income. Business income insurance with limits not less than Tenant's estimated annual income.

(c) Workers' Compensation; Employers Liability. Workers compensation and employers liability insurance. Workers compensation insurance per statutory minimums will be provided for all employees. The employers liability insurance will afford limits not less than $500,000.00 per accident, $500,000.00 per employee for bodily injury by disease, and $500,000.00 policy limit for bodily injury by disease.

(d) Liability. Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Project. Such insurance will afford, at a minimum, the following limits:

Each Occurrence	$2,000,000.00
General Aggregate	2,000,000.00
Personal and Advertising Injury Liability	1,000,000.00
Fire Damage Legal Liability	50,000.00
Medical Payments	5,000.00

Any general aggregate limit will apply on a per-location basis.

Such insurance will name Landlord, its trustees and beneficiaries, Landlord's mortgagees, Landlord's managing agent, Landlord's advisor, and their respective officers, directors, agents and employees, as additional insureds (the "**Required Additional Insureds**").

This coverage must include blanket contractual liability, broad form property damage liability, and must contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance must be written on an occurrence basis and contain a standard separation of insureds provision.

(e) Alterations; Moving. Tenant will provide to Landlord certificates of paid-up commercial general liability insurance in the amount of not less than $1 million and otherwise reasonably satisfactory to Landlord from (i) Tenant's contractors before performing any initial leasehold improvements pursuant to any work letter attached to this Lease, and as provided in Section 6 of the Lease before performing any Tenant Alterations; and (ii) Tenant's mover respecting moving into and moving out of the Premises, before Tenant moves into or out of the Premises. All insurance coverage to be provided by Tenant's contractors or movers must comply with the general insurance requirements set forth below. All such insurance must (1) include the Required Additional Insureds as additional insureds; and (2) be considered primary insurance.

(f) General insurance requirements. The insurance that Tenant is required to carry under this Section 1.1 may be held under a blanket policy. All policies required to be carried by Tenant and Tenant's contractors, subcontractors and movers hereunder must be issued by and binding upon an insurance company licensed to do business in the state in which the property is located with a rating of at least "A-" "VIII" or better as set forth in the most current issue of Best's Key Rating Guide, unless otherwise approved by Landlord. Tenant will not do or permit anything to be done that would invalidate the insurance policies required.

Liability insurance maintained by Tenant and Tenant's contractors and movers will be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Tenant's deductibles will be subject to Landlord's reasonable approval.

Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each liability insurance policy required hereunder and Evidence of Property Insurance Form, Acord 27, evidencing property insurance as required will be delivered to Landlord prior to delivery or possession of the Premises and ten days prior to each renewal date. Certificates of insurance will include an endorsement for each policy showing that the Required Additional Insureds are included as additional insureds on liability policies (except employer's liability). The Evidence of Property Insurance Form will name Landlord as loss payee for property insurance as respects Landlord's interest in improvements and betterments. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel or non-renew the policy, or reduce the coverage below the limits required in this Lease, without at least 10 days' prior notice to Landlord and Landlord's managing agent.

If Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the term and thereafter during the term, within 10 days following Landlord's request thereof, and 10 days prior to the expiration date of any such coverage, Landlord will be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

Any deductibles selected by Tenant will be the sole responsibility of Tenant.

1.2 Landlord's Insurance. Landlord agrees to maintain during the Term "all-risk" insurance on the Building at replacement cost, excluding foundations and excluding the items which Tenant is required to insure under Section 1.1(a) of this Exhibit.

Exhibit E

Tenant Improvements

At Landlord's sole cost, utilizing Building standard materials, Landlord shall provide new carpet throughout; selection by Tenant with approval from the Landlord. In addition, Landlord shall paint and patch the metal baseboards in the three offices. Tenant shall be responsible for the cost of any additional improvements, and the cost of its own furniture, telephone, data wiring and installation.

Exhibit F
Prohibited Uses

1. Tenant shall not use the Premises as a medical office of any kind such as (and not by way of limitation) a day care facility, blood bank, clinic, dental office, doctor's office, dialysis office, electrolysis service, health or dental (prepaid) maintenance, massage establishment, physical and/or occupational and/or speech therapy center, or veterinary clinic.

2. The following uses are prohibited: (a) the operation of a Competing Private Banking Business (as defined in below) on the ground floor or 7th floor of the Building; (b) the operation of a Competing Retail Bank Business (as defined below) in the Building (regardless of location); or (c) the operation of an ATM on the Property. **"Competing Private Banking Business"** shall mean a business which uses its premises on the ground floor or 7th floor of the Building for the Exclusive Private Banking Use (defined below). **"Competing Retail Bank Business"** shall mean a business which uses its premises in the Building for the Exclusive Retail Bank Use (defined below).

"Exclusive Private Banking Use" shall mean operation of a Private Banking business or institution. For purposes hereof, **"Private Banking"** means banking, investment, and other financial services provided by banks to private individuals having high levels of income or investing sizable assets, which services are rendered on a more personal basis than in mass-market retail banking, via dedicated bank advisers. Private Banking must include, at a minimum, accepting deposits from high net worth customers, and making loans to high net worth customers. Entities engaged in Private Banking include, without limitation, the following:

- UBS Wealth Management
- Bank of America Global Wealth and Investment Management
- Morgan Stanley Wealth Management
- Credit Suisse Private Banking and Wealth Management
- RBC Wealth Management
- BNP Paribas Wealth Management
- Deutsche Asset & Wealth Management
- HSBC Private Bank
- J.P. Morgan & Co.
- Pictet Wealth Management
- Goldman Sachs Private Wealth Management
- Julius Baer Group
- Barclays Wealth and Investment Management
- ABN AMRO Private Banking
- Northern Trust Wealth Management
- Wells Fargo Wealth Management
- Lombard Odier Private Clients
- Santander Private Banking
- BNY Mellon Wealth Management
- Crédit Agricole Private Banking
- BMO Wealth Management
- CIC
- Societe Generale Private Banking
- Bank J. Safra Sarasin
- Citi Private Bank

"Exclusive Retail Bank Use" shall mean operation of a Retail Bank. For purposes hereof, **"Retail Bank"** means operation of a retail banking institution or consumer banking institution, that, among other things, does both of the following: accepts deposits from customers and makes loans. Subject to the prohibitions set forth herein regarding the Exclusive Private Banking Use, the Exclusive Retail Bank Use will not mean or apply to entities providing other financial services such as, without limitation, the following so long as such entity is not, in addition, a retail or consumer bank that both accepts deposits from customers and makes loans to customers:

1. investment banking,
2. stock brokerage,
3. sale of debt, equity or other securities,
4. sale or provision of other investments or investment accounts, such as,

without limitation, money market accounts

5. investment management or advisory services, and
6. sale of insurance policies.

3. Notwithstanding anything in the Lease to the contrary, if Tenant provides any financial services (other than to an immaterial extent, as determined by Landlord in Landlord's sole and absolute discretion), then Tenant may not install or maintain any sign on the exterior of the Building, except that such prohibition will not apply to any exterior monument sign (if Landlord, in its sole and absolute discretion, elects to install such a monument sign); provided, however, that nothing in this Section is to be construed as granting Tenant any right to any such monument sign.